Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Fourth Quarter and Full-Year 2014 Results

Company Achieved 2014 Guidance, Provides 2015 Outlook

Fourth Quarter and Full-Year Highlights:

•	Generated $1.4 billion in net sales during the fourth quarter and $4.9 billion in net sales for full-year 2014.

•	Achieved $183 million in fourth quarter Adjusted EBITDA and $543 million in full-year Adjusted EBITDA.

•	Generated $192 million in Free Cash Flow during the fourth quarter bringing full-year Free Cash Flow to $154 million.

•	Achieved yearend Debt Leverage Ratio of 2.60x, improved from 2.81x as of September 30, 2014.

•	Declares quarterly dividend of $0.30 per share.

•	Provides 2015 annual guidance for net sales of $4.8 billion to $5.0 billion, Adjusted EBITDA of $500 million to $540 million, and Free Cash Flow of $180 million to $200 million.

SUSSEX, WI, February 23, 2015 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”), today reported fourth quarter and full-year 2014 results. The reported results include Brown Printing Company (“Brown Printing”) from the day of acquisition on May 30, 2014. Prior year financial results do not include the acquisition of Brown Printing. For full financial results, including reconciliations of non-GAAP financial measures, please see the accompanying information.

“We are pleased to report that fourth quarter 2014 results were in line with our expectations,” said Joel Quadracci, Quad/Graphics Chairman, President & CEO. “Our ability to generate significant cash flow and maintain a strong balance sheet continues to allow us to deploy capital in ways to generate value for the Company and our shareholders despite ongoing industry challenges. We continue to strengthen and grow the business through compelling acquisitions, such as Brown Printing and Marin’s International, and make strategic investments in our platform, including the recently announced three-year plan to transform our book platform through digital press technology. We remain committed to improving our clients’ experience with us while engaging employees to produce the very best results to advance our overall strategic goals.”

Net sales for the fourth quarter 2014 were $1.4 billion, an increase of 5.5% over the same period in 2013, which was driven by the Brown Printing acquisition. Fourth quarter 2014 Adjusted EBITDA was $183 million compared to $198 million for the same period in 2013, and Adjusted EBITDA margin was 12.8% compared to 14.7%. The Adjusted EBITDA margin variance primarily reflects the impacts of ongoing volume and pricing pressures, and the margin dilution impact of the Brown Printing acquisition, which has a historically lower margin profile.

For full-year 2014, net sales were $4.9 billion versus net sales of $4.8 billion for the previous year. Full-year 2014 Adjusted EBITDA was $543 million compared to $577 million for fiscal 2013, and Adjusted EBITDA margin was 11.2% compared to 12.0% for the previous year. Free Cash Flow was $154 million compared to $292 million for the previous year. The variance in Free Cash Flow was primarily due to an estimated $90 million one-time benefit in 2013 from the restoration of normalized working capital levels following the Vertis acquisition. Also contributing to the variance was increased working capital, including a working capital increase from the Brown Printing acquisition and lower Adjusted EBITDA.

“Our ability to generate significant Free Cash Flow supports our disciplined approach to capital deployment, which we adjust based on current circumstances and what we think is best for shareholder value creation,” said Dave Honan, Quad/Graphics Executive Vice President and CFO. “Due to the seasonality of our business, we generate Free Cash Flow primarily in the fourth quarter of each year. In the fourth quarter of 2014 we realized $192 million of Free Cash Flow, which enabled us to reduce debt and improve our yearend Debt Leverage Ratio to 2.60x as compared to 2.81x as of September 30, 2014. While acquisitions create increased debt leverage in the short term, our experience has demonstrated that these acquisitions deleverage our business over the long term.”

Outlook
Honan provided the following 2015 guidance:

•	Net sales between $4.8 billion to $5.0 billion;

•	Adjusted EBITDA between $500 million and $540 million; and

•	Free Cash Flow between $180 million and $200 million.

“Our Free Cash Flow guidance represents a 23% increase over 2014, based on delivering $190 million of Free Cash Flow at the midpoint of our 2015 guidance,” Honan said. “Our strong Free Cash Flow, combined with ample available borrowing capacity, provides us with the capital we need to continue transforming our business along with the industry. As always, we will continue our focus on improving our productivity and driving sustainable cost-reduction initiatives to remain one of the industry’s low-cost producers. Moreover, we remain focused on maintaining a strong and flexible balance sheet that will allow us to invest in our business, pursue compelling value- and growth-oriented acquisition opportunities, and return capital to our shareholders while also creating long-term value.”

Quad/Graphics’ next quarterly dividend of $0.30 per share will be payable on March 20, 2015, to shareholders of record as of March 9, 2015.

Quarterly Conference Call
Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Tuesday, February 24, to discuss fourth quarter and full-year 2014 results.

To access the conference call, it is recommended that you pre-register for the webcast using this link: http://dpregister.com/10059721. You will be given a conference passcode and unique PIN to gain immediate access to the call on February 24, bypassing the live operator. You may pre-register at any time, including up to and after the call start time.

Alternatively, you may dial in on the day of the call by calling:

•	U.S. Toll-Free: 1-866-777-2509

•	International Toll: 1-412-317-5413

Telephone playback will be available beginning about one hour after the conference ends and may be accessed as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10059721

The playback will be available until March 26, 2015.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes, including digital substitution by consumers; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of changes in postal rates, service levels or regulations; the impact of increased business complexity as a result of the Company’s entry into additional markets; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of risks associated with the operations outside of the United States; significant capital expenditures may be needed to maintain the Company’s platform and processes and to remain technologically and economically competitive; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Debt Leverage Ratio. Adjusted EBITDA is defined as net earnings attributable to Quad/Graphics common shareholders plus interest expense, income tax expense (if applicable), depreciation and amortization, restructuring, impairment and transaction-related charges, and loss on debt extinguishment, and less income tax benefit (if applicable). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and capital lease obligations divided by the last twelve months of Adjusted EBITDA including pro forma Adjusted EBITDA of Brown Printing. Pro forma Adjusted EBITDA for Brown Printing was calculated consistent with the definition of Adjusted EBITDA above. These measures are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

About Quad/Graphics
Quad/Graphics (NYSE: QUAD), a leading global provider of print and media solutions, is redefining print in today’s multichannel media world by helping marketers and publishers capitalize on print’s ability to complement and connect with other media channels. With consultative ideas, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help a wide variety of clients in distinct vertical industries, including but not limited to retail, publishing, insurance, financial and healthcare. The Company helps clients perform better in today’s rapidly changing world through innovative solutions that improve efficiencies, reduce costs, lift response and increase revenue. Quad/Graphics provides a diverse range of print and related products, services and solutions from multiple locations throughout North America, South America and Europe.

Investor Relations Contact:
Kelly Vanderboom
Vice President & Treasurer, Quad/Graphics
414-566-2464
Kelly.Vanderboom@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2014 and 2013
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2014	2013
Net sales	$1,424.2	$1,349.6

Cost of sales	1,129.0	1,048.1
Selling, general and administrative expenses	114.6	103.4
Depreciation and amortization	83.0	81.8
Restructuring, impairment and transaction-related charges	21.4	12.4
Total operating expenses	1,348.0	1,245.7

Operating income	$76.2	$103.9

Interest expense	23.4	21.4
Loss on debt extinguishment	1.2	—

Earnings before income taxes and equity in earnings (loss) of unconsolidated entities	51.6	82.5

Income tax expense	27.9	22.0

Earnings before equity in earnings (loss) of unconsolidated entities	23.7	60.5

Equity in earnings (loss) of unconsolidated entities	2.1	(0.5)

Net earnings	$25.8	$60.0

Net loss attributable to noncontrolling interests	—	0.7

Net earnings attributable to Quad/Graphics common shareholders	$25.8	$60.7

Earnings per share attributable to Quad/Graphics common shareholders:
Basic	$0.54	$1.27
Diluted	$0.53	$1.24

Weighted average number of common shares outstanding:
Basic	47.5	47.3
Diluted	48.7	48.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2014 and 2013
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2014	2013
Net sales	$4,862.4	$4,795.9

Cost of sales	3,891.9	3,801.9
Selling, general and administrative expenses	425.5	416.0
Depreciation and amortization	336.4	340.5
Restructuring, impairment and transaction-related charges	67.3	95.3
Total operating expenses	4,721.1	4,653.7

Operating income	$141.3	$142.2

Interest expense	92.9	85.5
Loss on debt extinguishment	7.2	—

Earnings before income taxes and equity in loss of unconsolidated entities	41.2	56.7

Income tax expense	20.2	23.3

Earnings before equity in loss of unconsolidated entities	21.0	33.4

Equity in loss of unconsolidated entities	(2.7)	(2.5)

Net earnings	$18.3	$30.9

Net loss attributable to noncontrolling interests	0.3	1.6

Net earnings attributable to Quad/Graphics common shareholders	$18.6	$32.5

Earnings per share attributable to Quad/Graphics common shareholders:
Basic	$0.39	$0.67
Diluted	$0.38	$0.65

Weighted average number of common shares outstanding:
Basic	47.5	47.0
Diluted	48.5	48.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2014 and 2013
(in millions)
(UNAUDITED)

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$9.6	$13.1
Receivables, less allowances for doubtful accounts	766.2	698.9
Inventories	287.8	272.5
Prepaid expenses and other current assets	39.1	37.2
Deferred income taxes	48.4	48.1
Short-term restricted cash	31.2	4.5
Total current assets	1,182.3	1,074.3

Property, plant and equipment—net	1,855.5	1,925.5
Goodwill	775.5	773.1
Other intangible assets—net	149.1	221.8
Long-term restricted cash	—	51.5
Equity method investments in unconsolidated entities	42.0	57.1
Other long-term assets	72.8	62.4
Total assets	$4,077.2	$4,165.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$406.9	$401.0
Amounts owing in satisfaction of bankruptcy claims	1.4	2.5
Accrued liabilities	358.1	350.7
Short-term debt and current portion of long-term debt	92.0	127.6
Current portion of capital lease obligations	4.2	7.0
Total current liabilities	862.6	888.8

Long-term debt	1,319.7	1,265.7
Unsecured notes to be issued	9.0	18.0
Capital lease obligations	9.7	6.5
Deferred income taxes	384.4	395.2
Other long-term liabilities	339.3	303.9
Total liabilities	2,924.7	2,878.1

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	971.3	983.1
Treasury stock, at cost	(218.8)	(248.8)
Retained earnings	515.2	558.8
Accumulated other comprehensive loss	(116.6)	(5.6)
Quad/Graphics common stock and other equity	1,152.5	1,288.9

Noncontrolling interests	—	(1.3)

Total common stock and other equity and noncontrolling interests	1,152.5	1,287.6

Total liabilities and shareholders' equity	$4,077.2	$4,165.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2014 and 2013
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2014	2013
OPERATING ACTIVITIES
Net earnings	$18.3	$30.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	336.4	340.5
Impairment charges	14.4	21.8
Deferred income taxes	26.8	(11.1)
Loss on debt extinguishment	7.2	—
Stock-based compensation charges	17.3	18.6
Dividends from unconsolidated entities	—	5.0
Other non-cash adjustments to net earnings	2.4	3.7
Changes in operating assets and liabilities—net of acquisitions	(129.6)	31.7

Net cash provided by operating activities	293.2	441.1

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(139.2)	(149.5)
Cost investment in unconsolidated entities	(4.1)	(2.5)
Proceeds from the sale of property, plant and equipment	6.8	8.8
Transfers from restricted cash	24.8	4.5
Acquisition of businesses—net of cash acquired	(112.5)	(291.9)

Net cash used in investing activities	(224.2)	(430.6)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	1,047.0	—
Payments of long-term debt	(859.4)	(102.7)
Payments of capital lease obligations	(8.4)	(9.8)
Borrowings on revolving credit facilities	1,409.9	1,628.8
Payments on revolving credit facilities	(1,577.6)	(1,475.0)
Payment of debt issuance costs	(16.5)	—
Bankruptcy claim payments on unsecured notes to be issued	(8.0)	(4.5)
Sale of stock from options exercised	2.7	7.2
Shares withheld from employees for the tax obligation on equity grants	(1.0)	—
Tax benefit on equity award activity	0.8	2.2
Payment of cash dividends	(61.2)	(56.4)

Net cash used in financing activities	(71.7)	(10.2)

Effect of exchange rates on cash and cash equivalents	(0.8)	(4.1)

Net decrease in cash and cash equivalents	(3.5)	(3.8)

Cash and cash equivalents at beginning of year	13.1	16.9

Cash and cash equivalents at end of year	$9.6	$13.1

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2014 and 2013
(in millions)
(UNAUDITED)

	Net Sales	Operating Income/(Loss) (1)	Restructuring, Impairment and Transaction-Related Charges
Three months ended December 31, 2014
United States Print and Related Services	$1,301.2	$91.1	$17.2
International	123.0	(8.1)	6.8
Total operating segments	1,424.2	83.0	24.0
Corporate	—	(6.8)	(2.6)
Total	$1,424.2	$76.2	$21.4

Three months ended December 31, 2013
United States Print and Related Services	$1,225.0	$122.2	$2.5
International	124.6	(0.5)	4.0
Total operating segments	1,349.6	121.7	6.5
Corporate	—	(17.8)	5.9
Total	$1,349.6	$103.9	$12.4

Year ended December 31, 2014
United States Print and Related Services	$4,405.8	$197.9	$52.1
International	456.6	(11.2)	9.2
Total operating segments	4,862.4	186.7	61.3
Corporate	—	(45.4)	6.0
Total	$4,862.4	$141.3	$67.3

Year ended December 31, 2013
United States Print and Related Services	$4,339.7	$230.7	$52.3
International	456.2	(7.7)	9.6
Total operating segments	4,795.9	223.0	61.9
Corporate	—	(80.8)	33.4
Total	$4,795.9	$142.2	$95.3
______________________________

(1)	Restructuring, impairment and transaction-related charges are included within operating income/(loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA and ADJUSTED EBITDA MARGIN
For the Three Months Ended December 31, 2014 and 2013
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2014	2013
Net earnings attributable to Quad/Graphics common shareholders	$25.8	$60.7

Interest expense	23.4	21.4
Income tax expense	27.9	22.0
Depreciation and amortization	83.0	81.8

EBITDA (Non-GAAP)	$160.1	$185.9
EBITDA Margin (Non-GAAP)	11.2%	13.8%

Restructuring, impairment and transaction-related charges (1)	21.4	12.4
Loss on debt extinguishment	1.2	—

Adjusted EBITDA (Non-GAAP)	$182.7	$198.3
Adjusted EBITDA Margin (Non-GAAP)	12.8%	14.7%
______________________________

(1)	Operating results for the three months ended December 31, 2014 and 2013 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2014	2013
Employee termination charges (a)	$9.5	$3.1
Impairment charges (b)	8.2	3.3
Transaction-related charges (c)	0.9	0.5
Integration costs (d)	2.5	3.9
Other restructuring charges, net (e)	0.3	1.6
Restructuring, impairment and transaction-related charges	$21.4	$12.4
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain buildings and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)
Other restructuring charges, net, were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. Other restructuring charges, net, in the three months ended December 31, 2014, are presented net of a $4.9 million gain from the termination of the Company's postretirement medical benefit plan. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA and ADJUSTED EBITDA MARGIN
For the Years Ended December 31, 2014 and 2013
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2014	2013
Net earnings attributable to Quad/Graphics common shareholders	$18.6	$32.5

Interest expense	92.9	85.5
Income tax expense	20.2	23.3
Depreciation and amortization	336.4	340.5

EBITDA (Non-GAAP)	$468.1	$481.8
EBITDA Margin (Non-GAAP)	9.6%	10.0%

Restructuring, impairment and transaction-related charges (1)	67.3	95.3
Loss on debt extinguishment	7.2	—

Adjusted EBITDA (Non-GAAP)	$542.6	$577.1
Adjusted EBITDA Margin (Non-GAAP)	11.2%	12.0%
______________________________

(1)	Operating results for the years ended December 31, 2014 and 2013 were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2014	2013
Employee termination charges (a)	$30.6	$15.7
Impairment charges (b)	14.4	21.8
Transaction-related charges (c)	2.6	4.0
Integration costs (d)	11.2	25.2
Other restructuring charges, net (e)	8.5	28.6
Restructuring, impairment and transaction-related charges	$67.3	$95.3
__________________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain buildings and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)
Other restructuring charges, net, were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. Other restructuring charges, net, in the year ended December 31, 2014, are presented net of a $4.9 million gain from the termination of the Company's postretirement medical benefit plan. Other restructuring charges, net, in the year ended December 31, 2013, are presented net of a $2.1 million pension plan settlement gain. These non-recurring gains were excluded from the calculation of Adjusted EBITDA.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Years Ended December 31, 2014 and 2013
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2014	2013
Net cash provided by operating activities (1)	$293.2	$441.1

Less: purchases of property, plant and equipment	(139.2)	(149.5)

Free Cash Flow (Non-GAAP)	$154.0	$291.6
______________________________

(1)
Includes an estimated $90 million one-time benefit realized in the year ended December 31, 2013 from the restoration of normalized working capital levels following the January 2013 acquisition of Vertis, which was acquired without normalized levels of accounts payable and accrued liabilities.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of December 31, 2014 and 2013
(in millions, except ratio)
(UNAUDITED)

	December 31, 2014		December 31, 2013
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,425.6		$1,406.8

Divided by:
Adjusted EBITDA for the year ended (Non-GAAP)	$542.6		$577.1
January 1, 2014 to May 29, 2014 pro forma Adjusted EBITDA for Brown Printing (1)	5.2		—
Pro forma Adjusted EBITDA for the year ended (Non-GAAP)	$547.8		$577.1

Debt Leverage Ratio (Non-GAAP)	2.60	x	2.44	x
______________________________

(1)
As permitted by our April 28, 2014 $1.6 billion senior secured credit facility, we included certain pro forma financial information related to the acquisition of Brown Printing when calculating the Debt Leverage Ratio as of December 31, 2014. As the acquisition of Brown Printing was completed on May 30, 2014, the $5.2 million pro forma Adjusted EBITDA represents the period from January 1, 2014 to May 29, 2014. Adjusted EBITDA for Brown Printing was calculated in a consistent manner with the calculation for Quad/Graphics. Brown Printing's financial information for the months of June 2014 through December 2014 have been included within Adjusted EBITDA for Quad/Graphics as the results of Brown Printing have been consolidated with Quad/Graphics' financial results since the date of acquisition. If the five months of pro forma Adjusted EBITDA for Brown Printing was not included in the calculation, the Company's Debt Leverage Ratio would have been 2.63x.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended December 31, 2014 and 2013
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2014	2013
Earnings before income taxes and equity in earnings (loss) of unconsolidated entities	$51.6	$82.5

Restructuring, impairment and transaction-related charges	21.4	12.4
Loss on debt extinguishment	1.2	—
	74.2	94.9

Income tax expense at 40% normalized tax rate	29.7	38.0
	44.5	56.9

Equity in earnings (loss) of unconsolidated entities	2.1	(0.5)
Net loss attributable to noncontrolling interests	—	0.7

Adjusted net earnings (Non-GAAP)	$46.6	$57.1

Basic weighted average number of common shares outstanding	47.5	47.3
Plus: effect of dilutive equity incentive instruments	1.2	1.2
Diluted weighted average number of common shares outstanding	48.7	48.5

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.96	$1.18

Diluted Earnings Per Share (GAAP)	$0.53	$1.24
Restructuring, impairment and transaction-related charges per share	0.44	0.26
Loss on debt extinguishment per share	0.03	—
Income tax expense from condensed consolidated statement of operations per share	0.57	0.45
Income tax expense at 40% normalized tax rate per share	(0.61)	(0.78)
Allocation to participating securities per share (2)	—	0.01
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.96	$1.18
______________________________

(1)	Adjusted Diluted Earnings Per Share excludes: (i) restructuring, impairment and transaction related charges, (ii) the loss on debt extinguishment and (iii) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Years Ended December 31, 2014 and 2013
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2014	2013
Earnings before income taxes and equity in loss of unconsolidated entities	$41.2	$56.7

Restructuring, impairment and transaction-related charges	67.3	95.3
Loss on debt extinguishment	7.2	—
	115.7	152.0

Income tax expense at 40% normalized tax rate	46.3	60.8
	69.4	91.2

Equity in loss of unconsolidated entities	(2.7)	(2.5)
Net loss attributable to noncontrolling interests	0.3	1.6

Adjusted net earnings (Non-GAAP)	$67.0	$90.3

Basic weighted average number of common shares outstanding	47.5	47.0
Plus: effect of dilutive equity incentive instruments	1.0	1.0
Diluted weighted average number of common shares outstanding	48.5	48.0

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$1.38	$1.88

Diluted Earnings Per Share (GAAP)	$0.38	$0.65
Restructuring, impairment and transaction-related charges per share	1.39	1.99
Loss on debt extinguishment per share	0.15	—
Income tax expense from condensed consolidated statement of operations per share	0.42	0.49
Income tax expense at 40% normalized tax rate per share	(0.96)	(1.27)
Allocation to participating securities per share (2)	0.01	0.02
GAAP to Non-GAAP diluted impact per share	(0.01)	—
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$1.38	$1.88

______________________________

(1)	Adjusted Diluted Earnings Per Share excludes: (i) restructuring, impairment and transaction related charges, (ii) the loss on debt extinguishment and (iii) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.